Exhibit 3.315

CERTIFICATE OF FORMATION

OF

ROCKDALE HOLDING COMPANY, LLC

Pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”), the undersigned, desiring to form a limited liability company, does hereby certify as follows:

1.                                      The name of the limited liability company is Rockdale Holding Company, LLC (the “Company”).

2.                                      The address of the Company’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company,

3.                                      This Certificate of Formation shall be effective upon filing with the Delaware Secretary of State.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation on this 22nd day of January 2014.

/s/ Christy S. Green
Christy S. Green
Authorized Person

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.             Name of Limited Liability Company:

Rockdale Holding Company, LLC

2.             The Certificate of Formation of the limited liability company is hereby amended as follows:

Article 1 is hereby deleted and replaced in its entirety with the following:

1. The name of the limited liability company is Piedmont Partner, LLC (the “Company”).

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 25th day of June, A.D. 2014.

By:	/s/ Kathy Teague
Authorized Person(s)

Name:	Kathy Teague
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